UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Filed by a Party other than the Registrant ☐

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Selective Insurance Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 973-948-3000 http://www.selective.com

Gregory E. Murphy
Chairman, President,
and Chief Executive Officer

March 29, 2004

Dear Stockholder of Selective Insurance Group, Inc.:

It is a pleasure to invite you to your Company’s 2004 Annual Meeting of Stockholders to be held on Wednesday, April 28, 2004, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey. The Annual Report, as well as formal Notice of the Annual Meeting, together with the Proxy Statement and proxy, is enclosed with this letter.

Whether you own a few or many shares of stock and whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. Please complete and file your proxy either by mail, electronically or by telephone as soon as possible.

Your continued support is appreciated. We look forward to seeing you at the meeting.

Warmest regards,

Gregory E. Murphy

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 973-948-3000 http://www.selective.com

NOTICE OF ANNUAL MEETING TO BE HELD
April 28, 2004

TO OUR STOCKHOLDERS:

The Annual Meeting of Stockholders of Selective Insurance Group, Inc. (the “Company”) will be held on Wednesday, April 28, 2004, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, for the following purposes:

1.	To elect three directors for a term of three years each; and

2.	To transact such other and further business, if any, as properly may be brought before the meeting.

The Board of Directors has fixed the close of business on March 10, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.

Once again, you may choose to vote your shares by using a toll-free telephone number or the Internet, as described on the proxy card. You may also mark, sign, date, and mail your proxy in the envelope provided, which requires no postage if mailed in the United States. We encourage you to complete and file your proxy by accessing the Internet or by using a touch-tone telephone if these options are available to you. The method by which you decide to vote will not limit your right to revoke your proxy or to vote in person at the Annual Meeting should you later decide to attend the Annual Meeting in person.

By order of the Board of Directors,

Michele Nieroda Schumacher
Vice President, Corporate Secretary
and Corporate Governance Officer

Dated: March 29, 2004

Selective Insurance Group, Inc.
40 Wantage Avenue
Branchville, New Jersey 07890

PROXY STATEMENT

General Matters

This Proxy Statement is furnished in connection with a solicitation of proxies by the Board of Directors of Selective Insurance Group, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, April 28, 2004, at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment of the Annual Meeting.

The Company has retained Georgeson Shareholder Communications, Inc. for a fee of $7,500, plus expenses, to aid in solicitation of proxies by mail, telephone, and personal contact. In addition to solicitation by mail and by certain employees of the Company (without additional compensation), arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries to send proxy material to the beneficial owners. The costs of the solicitation will be borne by the Company.

On March 10, 2004, which is the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, there were outstanding and entitled to vote 27,683,738 shares of common stock, $2.00 par value (“Common Stock”). The Common Stock is the Company’s only issued and outstanding class of voting stock. This Proxy Statement and the accompanying proxy are being mailed beginning on or about March 29, 2004, to all stockholders of record as of the record date. Under New Jersey law and the Company’s By-Laws, each share of Common Stock outstanding as of the record date is entitled to one vote at the Annual Meeting. The presence in person or by proxy of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting constitutes a quorum. Under New Jersey law, proxies submitted with votes withheld for the election of directors, abstentions and broker non-votes are counted as shares present for the purpose of determining whether a quorum is present. Broker non-votes are shares for which brokers do not have the authority to vote in the absence of timely instructions from beneficial owners.  Directors are elected by a plurality of votes cast, meaning that the three nominees receiving the greatest number of votes will be elected. Votes withheld for the election of any or all of the nominees have no impact on the election of directors except to reduce the number of votes for the nominee(s) for which votes are withheld.

The only persons or groups that were known by the Company as of March 10, 2004, to be the beneficial owners of more than 5% of the Company’s outstanding Common Stock are listed below:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Dimensional Fund Advisors, Inc.[1] 1299 Ocean Avenue, 11th floor Santa Monica, CA 90401	1,658,168	5.9%

1 Dimensional Fund Advisors, Inc. (“Dimensional”) filed a Schedule 13G dated February 6, 2004, with the Securities and Exchange Commission. The Schedule 13G states that Dimensional is a Delaware corporation and a registered investment advisor and furnishes investment advice to four registered investment companies and that it serves as investment manager to certain other commingled group trusts and separate accounts, and that in its capacity as investment advisor or manager that, at December 31, 2003, it had the power to vote and/or investment power over 1,658,168 shares. The Schedule 13G also indicates that Dimensional disclaims beneficial ownership of all such securities.

As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the meeting, except the matters set forth in the Notice of Annual Meeting. If any such other business shall properly come before the meeting, it is intended that votes will be cast, pursuant to proxies solicited, in respect of any such other business in the discretion of the persons acting under said proxies. Duly executed proxies that contain no instructions to the contrary will be voted FOR the election of the three nominees named herein as directors of the Company.

The Annual Report to Stockholders for the fiscal year ending December 31, 2003, is being provided to all stockholders of record as of the close of business on March 10, 2004 together with this Proxy Statement.

HOW TO VOTE

Stockholders of record (that is, stockholders who hold their shares in their own name) can vote any one of four ways:

1.

By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

2.	By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

3.

By Internet: Go to the web site listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the web site. If you vote through the Internet, you may incur telephone and/or Internet access charges from your service providers.

4.	In Person. You may vote in person at the annual meeting.

If you vote by telephone or the Internet, your electronic vote authorizes the named proxies to vote on your behalf in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

If your shares are held in the name of a bank, broker or other holder of record (that is, “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.  Telephone and Internet voting may be offered to stockholders whose shares are held by banks and brokers.

CHANGING OR REVOKING YOUR VOTE

You may revoke your proxy by giving proper written notice of revocation to the Corporate Secretary of the Company before your proxy is exercised. You may change your vote at any time before the proxy is exercised by entering a new vote via the Internet, by telephone or by returning a properly executed proxy bearing a later date. Any subsequent timely and valid vote by any means will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, April 27, 2004 will be the vote that is counted. You may also change your vote by voting in person at the annual meeting.

Stockholders who hold their shares in brokerage accounts, or “street name” stockholders, who wish to change their vote prior to the meeting will need to contact the institution that holds their shares. If you wish to change your vote at the meeting, you will need to obtain a legal proxy from the institution that holds your shares.

I. ELECTION OF DIRECTORS
(Item 1 on Proxy)

The Company’s Restated Certificate of Incorporation, as amended (the “Certificate”), and the By-Laws provide that the number of directors of the Company shall not be less than seven nor more than twenty, and such number within the minimum and maximum limitations shall be fixed from time to time by a resolution approved by a majority of the whole Board of Directors.  The authorized number of directors is presently eleven. As provided in the Certificate, the Board of Directors is divided into three classes, equal or nearly as equal as possible, so that directors serve staggered three-year terms.

The Board has nominated C. Edward Herder, Gregory E. Murphy, and William M. Rue for reelection as directors for three-year terms expiring at the Annual Meeting of Stockholders in 2007. All such persons are currently directors and were previously elected by stockholders.

In the event any nominee shall be unable to serve as a director at the time of the Annual Meeting of Stockholders, which the Board of Directors does not presently expect, the proxies in favor of such unavailable nominee will be voted for a consenting nominee selected by the Board of Directors. None of the nominees for director are related to any executive officer or director of the Company or another nominee by blood, marriage or adoption.

Directors shall be elected by a plurality of the votes cast.

NOMINEES

The following information is set forth with respect to the three nominees for election as directors at the Annual Meeting of Stockholders to serve three-year terms expiring at the Annual Meeting of Stockholders in 2007.

Name of Directors	Positions and Offices in Company and Business Experience

C. Edward Herder, CPCU Age: 68 Director since: 1978 Term to expire: 2007	President, Chester H. Herder & Son, Inc., general insurance agency, since 1959.

Gregory E. Murphy Age: 48 Director since: 1997 Term to expire: 2007

Chairman, President and Chief Executive Officer of the Company, since May 2000; President and Chief Executive Officer of the Company, May 1999 to May 2000; President and Chief Operating Officer of the Company, 1997 to May 1999; Director, Newton Memorial Hospital Foundation, Inc., since September 1999; Trustee, the American Institute for CPCU (AICPCU) and the Insurance Institute of America (IIA), since June 2001.

William M. Rue, CPCU Age: 56 Director since: 1977 Term to expire: 2007

President, Chas. E. Rue & Son, Inc. t/a Rue Insurance, general insurance agency, since 1987; Director, 1st Constitution Bank, since 1989; Director, Robert Wood Johnson University Hospital at Hamilton, since 1993; Trustee, Rider University, since 1993; Director, Robert Wood Johnson University Hospital Foundation, since 1999.

CONTINUING DIRECTORS

The following information is set forth with respect to the directors whose terms of office will continue after the Annual Meeting.

Name of Directors	Positions and Offices in Company and Business Experience

Paul D. Bauer Age: 60 Director since: 1998 Term to expire: 2005

Retired, formerly Executive Vice President and Chief Financial Officer of Tops Markets, Inc.; Director, R.P. Adams Co., since 1996; Director, IMC, Inc., 1995 to 2000; Director, Catholic Health System of Western New York, since 1998; Trustee, D’Youville College, since 1995; Board Member of the Buffalo Intercity Scholarship Opportunity Network since 1994; Director, Rosina Holdings Inc., since 2002.

A. David Brown Age: 61 Director since: 1996 Term to expire: 2006

Managing Partner, BridgePartners, LLC, since October 2003; Partner, Whitehead Mann, executive recruiting, 1997 to October 2003; Managing Vice President, Korn/Ferry International, executive recruiting, 1994 to 1997; served in various executive positions with R.H. Macy & Co., Inc., 1968 to 1994; Director, the Zale Corporation, since 1997; Director, Hanover Direct, since 2003; Director, The Sports Authority, Inc., 1998 to 2003; Trustee, Drew University; Trustee, Jackie Robinson Foundation.

William A. Dolan, II Age: 72 Director since: 1988 Term to expire: 2005

Attorney, Of Counsel to Lucas and Gaus, Esq., since 2001; Attorney, Of Counsel to Michael C. Gaus, Esq., 1998 to 2001; Director, since 1982, and Chairman of the Board, 1988 to 1996, High Point Financial Corporation.

William M. Kearns, Jr. Age: 68 Director since: 1975 Term to expire: 2006

Chairman and Co-CEO, Keefe Managers, LLC, a money management firm, since 2002; Vice Chairman Keefe Managers, Inc., a money management firm, 1998 to 2002; President, W.M. Kearns & Co., Inc., a private investment company, since 1994; Director, Transitor Devices, Inc., since 1991; Director, United States Shipping, LLC, since 2002; Senior Advisor to Proudfoot Consulting, PLC, since 1996; Trustee of EQ Advisors Trust (Equitable Life Assurance Society of the U.S.), AXA Financial, since 1997; Director, Gridley and Company LLC, since 2001; Executive Vice President, Greater New York Council of Boy Scouts of America, since 1985; Trustee, Morristown Memorial Health Foundation, since 1999; Member Executive Advisory Committee, William E. Simon School of Business Administration, University of Rochester, since 1986.

CONTINUING DIRECTORS, CONTINUED

Joan M. Lamm-Tennant, Ph.D. Age: 51 Director since: 1993 Term to expire: 2005

Senior Vice President, General Reinsurance Corporation, a reinsurance company, since1996; formerly Professor of Finance, Villanova University, 1988 to 2001; Thomas G. Labreque Endowed Chair in Business, Villanova University, 1999 to 2001.

S. Griffin McClellan III Age: 66 Director since: 1980 Term to expire: 2006	Retired, formerly Chairman of Crestmont Federal Savings and Loan Association.

John F. Rockart, Ph.D. Age: 72 Director since: 2002 Term to Expire: 2006

Senior Lecturer Emeritus, Massachusetts Institute of Technology (“MIT”), since July 2002; Schussel Distinguished Senior Lecturer of MIT, July 1999 to July 2002; Senior Lecturer and Director, Center for Information Systems Research, MIT, July 1982 to July 1999; Director, Keane, Inc., since 1968; Trustee, Tufts New England Medical Center, since 1981, and Vice Chairman, since 2001; Director, Society for Information Management, since January 2003.

J. Brian Thebault Age: 52 Director since: 1996 Term to expire: 2006

Chairman and Chief Executive Officer, L.P. Thebault Company, graphic communications, since 1998; member of the Board of Trustees of The Delbarton Schools, since 1990; member of the Board of Trustees of the Peck School, since 1994.

The Board of Directors has determined that each  of the Directors listed above are independent as defined by the applicable Nasdaq and Securities and Exchange Commission (SEC) rules and regulations, except for Mr. Murphy who is the Chairman, President and CEO of the Company, and Mr. Rue who is an independent agent of the Company, see page 22 of this Proxy Statement for further information concerning Mr. Rue.

EXECUTIVE OFFICERS OF THE COMPANY

As of March 17, 2003, the executive officers of the Company were:

Gregory E. Murphy	age 48	Chairman, President and Chief Executive Officer.*

Debra P. Carter	age 47	Senior Vice President and Director of Human Resources, since February 2003; Vice President and Director of Human Resources, November 1992 to February 2003.

James W. Coleman, Jr.	age 45	Executive Vice President, Diversified Insurance Services, since July 1999; Senior Vice President, Strategic Business Units, May 1996 to July 1999.

Richard F. Connell	age 58

Executive Vice President and Chief Information Officer, since August 2000; from 1996 to August 2000, Vice President and Chief Technology Officer, Liberty Mutual Insurance Company, an insurance company that provides life and property & casualty insurance.

Sharon R. Cooper	age 42

Senior Vice President and Director of Communications, since February 2003; Vice President and Director of Communication, December 2000 to February 2003; from December 1996 to December 2000, Director of Media Relations, Allstate Insurance, a personal lines insurance company.

Kerry A. Guthrie	age 46

Senior Vice President and Chief Investment Officer, since August 2002; Vice President and Senior Investment Officer, February 2002 to August 2002; Vice President, Investments, February 1996 to February 2002.

Jamie Ochiltree III	age 51

Senior Executive Vice President, Insurance Operations, since February 2004; Executive Vice President, Insurance Operations, July 1999 to February 2004; Executive Vice President, Branch and Field Operations, 1997 to July 1999.

Dale A. Thatcher	age 42

Executive Vice President, Chief Financial Officer and Treasurer, since February 2003; Senior Vice President, Chief Financial Officer and Treasurer, April 2000 to February 2003; from May 1989 to April 2000, Chief Accounting Officer and Assistant Controller, Ohio Casualty Insurance Group, a property and casualty insurance company.

Ronald J. Zaleski	age 49

Executive Vice President and Chief Actuary, since February 2003; Senior Vice President and Chief Actuary, February 2000 to February 2003; Vice President and Chief Actuary, September 1999 to February 2000; from June 1998 to September 1999, Vice President and Chief Actuary, TIG Insurance Company, a property and casualty specialty company.

All terms of office are for a one-year period.

*See additional information about Mr. Murphy on page 3.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of February 17, 2004, certain information with respect to shares of Common Stock beneficially owned by (i) each director; (ii) each of the executive officers named in the Summary Compensation Table below; and (iii) all of the Company’s directors and executive officers as a group:

Name	Number of Shares Beneficially Owned (Excluding options)		Options Exercisable (1)	Total Shares Beneficially Owned*

Paul D. Bauer	12,018		15,000	27,018
A. David Brown	13,259		24,000	37,259
James W. Coleman, Jr.	52,811		68,300	121,111
Richard F. Connell	29,000		24,000	53,000
William A Dolan, II	37,901	(2)	24,000	61,901
C. Edward Herder, CPCU	80,854	(3)	27,000	107,854
William M. Kearns, Jr.	79,595		27,000	106,595
Joan M. Lamm-Tennant, Ph.D.	13,638		27,000	40,638
S. Griffin McClellan III	23,144	(4)	24,000	47,144
Gregory E. Murphy	172,761	(5)	51,797	224,558
Jamie Ochiltree III	65,621	(6)	71,929	137,550
John F. Rockart, Ph.D.	2,439		3,000	5,439
William M. Rue, CPCU	239,994	(7)	27,000	266,994
J. Brian Thebault	17,643	(8)	24,000	41,643
Ronald J. Zaleski	31,560		30,000	61,560
All directors and executive officers as a group (19 persons)	982,779		574,876	1,557,655	**

*	The amount of shares beneficially owned by each of the above-named directors and officers is less than 1% of the Common Stock outstanding.
**	The total number of shares of Common Stock beneficially owned by the directors and executive officers as a group represents 5.6% of the Common Stock outstanding.
(1)	Includes shares which could be purchased under options exercisable on February 17, 2004, and options which become exercisable within 60 days thereafter.
(2)	Includes 2,100 shares held by wife, of which Mr. Dolan disclaims beneficial ownership.
(3)	Includes the following:
(a) 13,495 shares held by wife.
(b) 4,800 shares held by The Hand Income Trust. Mr. Herder and his wife are the co-trustees of the Trust and disclaim beneficial ownership of these shares.
(4)	Includes 2,000 shares held by wife, of which Mr. McClellan disclaims beneficial ownership.
(5)	Includes 1,393 and 917 held in custody for daughter and son, respectively, of which Mr. Murphy disclaims beneficial ownership
(6)	Includes 30,434 shares held by wife, of which Mr. Ochiltree disclaims beneficial ownership.
(7)	Includes the following:
(a) 16,292 shares held by Chas. E. Rue & Sons, Inc., a general insurance agency of which Mr. Rue is President and owner of more than a 5% equity interest (See page 22 of this proxy statement).
(b) 13,225 and 13,090 shares held in trust for daughter and son, respectively.

	(c)	990 shares held by wife, of which Mr. Rue disclaims beneficial ownership.
	(d)	18,434 shares held by a trust for the benefit of son and daughter, of which Mr. Rue is a co-trustee.
(8)	Includes the following:
	(a)	100 shares held in custody for son;
	(b)	100 shares held in custody for daughter.

COMPENSATION OF DIRECTORS

During 2003, nonemployee directors, consisting of all directors other than Mr. Murphy, received Directors’ fees, which are fixed annually, in accordance with the terms of the Stock Compensation Plan for Nonemployee Directors (the “Stock Plan”).  Under the Stock Plan, the Director receives his or her annual fees for services as a Director in (i) shares of Common Stock or (ii) in cash and shares of Common Stock, at the election of the Director, provided that no more than 50% of the compensation is paid in cash.  The annual fees are fixed annually by the Board of Directors and are paid quarterly on January 1, April 1, July 1, and October 1 of each year.  The number of shares of Common Stock to be issued to each director on each payment date is determined by dividing one-fourth of the amount of annual fees to be paid in Common Stock by the fair market value (the average of the high and low sale price of a share of Common Stock as reported on the NASDAQ National Market) of a share of Common Stock on such payment date.  For 2003, the annual fees were fixed at $38,000.   At the November 2003 Board Meeting, the Board fixed the annual fees for 2004 at $43,000, which is paid under the Stock Plan.  In addition the Board approved committee fees as follows: $1,500 for each in-person meeting attended, and $1,000 for each telephonic meeting attended.  These committee fees are paid in cash.

On or before December 20 of each year, the directors must elect to receive up to 50% of their annual fees paid under the Stock Plan in cash.  Messrs. Dolan, Herder and McClellan elected to receive 50% of their annual fees for the year 2003 in cash.  In addition, each nonemployee director may also elect on or before December 20 of each year to defer the receipt of their annual fees under the Stock Plan, and any dividends accrued with interest thereon, to a specified future year, the attainment of age 70 or termination of services as a director.  Messrs. Bauer, Brown, Thebault, and Ms. Lamm-Tennant elected to defer their 2003 annual fees under the Stock Plan.  Of the directors who did not defer their annual fees, Messrs. Kearns, Rockart, and Rue each received 1,441 shares, and Messrs. Dolan, Herder and McClellan each received 722 shares.

Each director may also elect to defer the receipt of their committee fees and any interest thereon, to a specified future year, the attainment of age 70, or termination of services as a director.  Mr. Thebault elected to defer his 2003 committee fees.

Also at the November 2003 Board meeting, the Board authorized an additional fee (paid in cash) of $10,000 to be paid in 2003 and in 2004 to the Chairs of the Audit Committee and the Salary & Employee Benefits Committee in recognition of the additional work load that is required of those Chairs.  This additional cash payment of $10,000 was made to Ms. Lamm-Tennant as Chair of the Audit Committee and to Mr. Brown as Chair of the Salary & Employee Benefits Committee.  The additional fee will be paid in 2004 on a quarterly basis to the Chairs of the Audit Committee and the Salary & Employee Benefits Committee.

The Board of Directors terminated the Directors’ Plan (the retirement plan for directors) on December 31, 1997. In connection therewith, the present value of the future benefits of each eligible nonemployee director was determined to be fully vested as of December 31, 1997.  The Company converted those benefits into units, with each such unit having a value equal to the fair market value of a share of Common Stock on December 31, 1997.  Each unit accrued an amount equal to the dividends declared and paid on a share of Common Stock.  Dividends accrued on units were reinvested in additional units in the same manner as dividends are reinvested in shares of Common Stock under the Company’s dividend reinvestment plan for stockholders. On May 8, 2002, following approval by stockholders, the Company converted the units into a fixed number of shares of Common Stock.  Those shares of Common Stock were credited to an account established for each participant.  Each participant has made an irrevocable election to defer receipt of the shares until termination of service as a director or to receive the shares in installments over not more than a five year period beginning as of the January 1 following termination of service as a director. Cash dividends declared and paid on the shares of Common Stock are credited to the director’s account. The cash portion of the account is credited with interest at the end of each year at the annual rate equal to the average two-year United States Treasury Bill rate for that year.  If distributions are made prior to the end of any year, interest will be paid on the cash portion being distributed at an annual rate equal to the average two-year United States Treasury Bill rate from the beginning of that year to the date of distribution.  The cash portion of the account will be distributed to the director on the date(s) the shares are distributed.  In the event of a “Change in Control” of the Company which results in the termination of a director’s service as a director of the Company, the shares of Common Stock and cash in the director’s account will be distributed to the director on the first day of the month following the termination of service as a director.  For purposes of that distribution, “Change of Control” means: (i) an acquisition of a controlling interest in the Company’s voting securities; (ii) an election contest; (iii) a successful tender or exchange offer by a person other than the Company or an affiliate of the Company; (iv) a merger; or (v) a consolidation or other business combination, any of which result in directors constituting a majority of the Board nominated by management of the Company immediately prior to such event ceasing to be directors after the event.

The Company also has a Stock Option Plan for Directors (the “Option Plan”), which applies only to nonemployee directors. Under the Option Plan, each eligible director automatically receives an option to purchase 3,000 shares of Common Stock on March 1 of each year or if March 1 is on a Saturday or Sunday, the following business day. Subject to certain adjustments, the maximum number of shares of Common Stock that may be issued under options granted pursuant to the Option Plan is 850,000, which may be authorized but unissued shares or treasury shares. The exercise price for each share of Common Stock subject to an option granted is the fair market value of a share of Common Stock on the date such option is granted.  The exercise price is payable in cash or in Common Stock of the Company. Any option granted under the Plan becomes exercisable on the first anniversary of the date it was granted. No option is exercisable after the tenth anniversary of the grant. In the event of an optionee’s death or disability, an option may be exercised, in whole or in part, by the optionee’s executor, administrator, guardian or legal representative in accordance with the terms of such option. On March 3, 2003, options to purchase 3,000 shares of Common Stock were granted to each eligible director at an exercise price of $23.55 per share, the fair market value on that date.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has a standing Audit Committee, Corporate Governance Committee, Salary and Employee Benefits Committee, Finance Committee and Executive Committee.  Each of the Audit Committee, Corporate Governance Committee and Salary and Employee Benefits Committee has a written charter.  A copy of each charter can be found under the Corporate Governance section of our website at www.selective.com.  The Company has also adopted a Code of Conduct which sets forth the guiding principles of business ethics for all Company personnel, including senior officers.  The Code of Conduct can be found under the Corporate Governance section of our website at www.selective.com.  Any amendment to or waiver from the provision of the Code of Conduct that applies to the Company’s senior officers will be posted to our Internet website. The following table sets for the current committee structure:

Board Member	Audit	Corporate Governance	Salary & Benefits	Finance	Executive

Paul D. Bauer	X		X
A. David Brown		X	C		X
William H. Dolan, II		X	X
C. Edward Herder, CPCU		X	X
William M. Kearns, Jr.		C		X	X
Joan M. Lamm-Tennant, PhD.	C			X	X
S. Griffin McClellan III	X			C	X
Gregory E. Murphy *				X	C
John F. Rockart, Ph D.	X	X
William M. Rue, CPCU				X
J. Brian Thebault	X		X
Total meetings held in 2003	4	4	5	4	0
Total number of Board meetings during 2003: 5
*Chairman of the Board	C= Chairperson	X=Member

Audit Committee: The Audit Committee, consisting of all independent directors under applicable Nasdaq and SEC rules and regulations, oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee also supervises the relationship between the Company and its independent auditors, including making decisions with respect to appointment, retention (or removal), reviewing the scope of audit services, approving non-audit services and confirming independence.

Corporate Governance Committee: The Corporate Governance Committee, consisting of all independent directors under applicable Nasdaq and SEC rules and regulations, has responsibility for the development and adoption of corporate governance guidelines, development of guidelines for corporate charitable contributions, oversees the Company’s conflict of interest policy, appointment of Board committee members and chairpersons, appointment of new Board directors and nomination of continuing directors. Each member of the Committee participates in the review and discussion of director candidates.  Board members and/or management will notify the Chair of the Committee of any potential candidates for director.  The Committee may also use a third party search firm should it so desire to seek potential Board candidates.  Board members who are not on the Committee may also meet with and evaluate suitable candidates.  In making selections, the Committee reviews the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, financial reporting and other areas that are expected to contribute to   an effective Board.  This Committee will consider nominees recommended by stockholders for election as directors at an Annual Meeting of Stockholders but does not solicit such recommendations. The Committee applies the same standards in considering candidates submitted by stockholders as it does in evaluating candidates submitted by members of the Board of Directors. Stockholders who wish to propose a nominee for consideration by the Committee must do so in writing addressed to the Chairman of the Corporate Governance Committee, c/o the Corporate Secretary of the Company, 40 Wantage Avenue, Branchville, NJ 07890.  The notification must contain all information relating to each person whom the stockholder proposes that the Committee consider for nomination as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

Salary and Employee Benefits Committee:  The Salary and Employee Benefits Committee, consisting of all independent directors under applicable Nasdaq and SEC rules and regulations, is responsible for setting the executive compensation policies of the Company and evaluating the performance and level of compensation of the executive officers of the Company and its subsidiaries. The Committee continuously evaluates employee benefits and makes recommendations to the Board in connection with these benefits. The Committee also administers the Company’s stock option plans and is the Trustee of the Retirement Savings Plan and the Retirement Income Plan.

Finance Committee:  The Finance Committee establishes overall investment policies and guidelines of the Company and reviews and approves investments made by the Company.

Executive Committee:  The Executive Committee meets, as may be required, when the Board of Directors is not in session and has the right and authority to exercise all the powers of the Board of Directors on all matters brought before it,except matters concerning the Company’s investments.

ATTENDANCE OF BOARD MEMBERS AT MEETINGS

During 2003, all Board members attended 75% or more of the aggregate number of meetings of the Board and of the meetings of Committees on which they served.

It is the Company’s policy that all directors are expected to attend the Annual Meeting.  All directors attended the 2003 Annual meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on the Company’s review of Forms 3, 4 and 5 and written representations submitted to the Company during and with respect to the fiscal year ended December 31, 2003, the Company believes that all statements of transactions of beneficial ownership required to be filed by directors and officers of the Company with the Securities and Exchange Commission were timely filed, except that an amended Form 3 was filed for Ms. Debra Carter, to reflect a correction in the number of shares acquired under the Company’s dividend reinvestment plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE

The following table shows, for the fiscal years ended December 31, 2003, 2002 and 2001, the compensation, paid or earned for those years, to the Chairman, President and Chief Executive Officer, and each of the four most highly compensated executive officers of the Company who served as executive officers at the end of fiscal year 2003. (See footnote 1 below)

	Annual Compensation					Long-Term Compensation Awards

Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Other Annual Compensation		Restricted Stock Awards($) (3)	Securities Underlying Options/ SARs (#)	All Other Compen- sation ($) (4)

Gregory E. Murphy	2003	635,769	621,600	—		466,400	10,000	34,296
Chairman, President &	2002	582,308	197,438	—		210,500	10,000	24,304
Chief Executive Officer	2001	544,231	66,000	—		567,188	15,000	12,510

Jamie Ochiltree III	2003	337,692	190,400	—		186,560	7,000	22,480
Senior Executive Vice	2002	308,462	69,750	—		105,250	5,000	18,491
President	2001	288,077	35,000	—		158,813	7,000	13,577

Richard F. Connell	2003	298,846	168,000	—		186,560	7,000	13,597
Executive Vice President	2002	283,462	64,125	—		105,250	5,000	10,214
& Chief Information	2001	263,846	35,000	47,145	(5)	90,750	2,000	5,250
Officer

James W. Coleman, Jr.	2003	292,923	164,540	—		93,280	5,000	15,093
Executive Vice President	2002	278,462	63,000	55,456	(6)	105,250	5,000	11,986
	2001	257,692	35,000	80,272	(7)	158,813	7,000	7,455

Ronald J. Zaleski	2003	288,692	162,400	—		186,560	7,000	13,135
Executive Vice President	2002	271,615	61,425	—		105,250	5,000	9,786
& Chief Actuary	2001	253,077	35,000	60,000	(8)	158,813	7,000	5,250

FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1)

The executive officers received cash compensation only from the Company’s subsidiary, Selective Insurance Company of America (“SICA”). SICA also provides the employee benefit plans in which such executive officers participate.

(2)

Effective for the fiscal year 1994, the Company adopted a Rewards Program by which employees may receive a stated percentage of salary as Annual Cash Incentive Payments if they achieve specified personal goals and the Company achieves stated corporate performance goals. The amounts shown in the table indicate the amounts awarded to Messrs. Murphy, Ochiltree, Connell, Coleman, and Zaleski. See the “Report of the Company’s Salary and Employee Benefits Committee” set forth in this Proxy Statement.

(3)

The values set forth in the table for Messrs. Murphy, Ochiltree, Connell, Coleman, and Zaleski are based on the closing price on the date of each of the grants, which were $22.6875, $21.05, and $23.235 on February 6, 2001, February 5, 2002, and February 4, 2003, respectively. The aggregate value of restricted stock awards at the end of 2003 is based on the closing market price per share of Common Stock on December 31, 2003, of $32.36 and was $2,265,200 for Mr. Murphy, $889,900 for Mr. Ochiltree, $647,200 for Mr. Connell, $760,460 for Mr. Coleman, and $744,280 for Mr. Zaleski. At the end of 2003, the aggregate number of restricted shares held by Mr. Murphy, 70,000; by Mr. Ochiltree, 27,500; by Mr. Connell, 20,000; by Mr. Coleman, 23,500; and by Mr. Zaleski 23,000. The restricted stock awards were made under the Company’s Stock Option Plans II and III, under which such shares and accrued dividends vest after four years from the date of grant depending upon the achievement of predetermined performance goals.

(4)

The amounts in “All Other Compensation” include Company contributions under the Company’s Retirement Savings Plan for the fiscal years ended December 31, 2002 and December 31, 2001. This Plan is a defined contribution plan available to substantially all employees. Company contributions are 30% vested after two years of service and become 100% vested after six years of service. The Company did not make any contributions for 2003 for Messrs. Murphy, Ochiltree, Connell, Coleman, and Mr. Zaleski. The amounts also include Company contributions under SICA’s Deferred Compensation Plan to the extent a participant did not receive the maximum matching contribution permissible under the Company’s Retirement Savings Plan due to limitations under the Internal Revenue Code. This plan provides a group of management or highly compensated employees of SICA and its subsidiaries and certain affiliated entities with the opportunity to elect to defer receipt of specified portions of compensation and to have such deferred amounts treated as if invested in specified investment options. The Company contributions reflected in the table for 2003 are $28,925 for Mr. Murphy, $16,115 for Mr. Ochiltree, $13,597 for Mr. Connell, $13,328 for Mr. Coleman, and $13,135 for Mr. Zaleski.  In addition, the amounts for 2003 for Messrs. Murphy, Ochiltree and Coleman in the “All Other

Compensation” column also include $5,731, $6,365 and $1,765 respectively, representing the difference between the market rate of interest and the actual rate of interest on indebtedness of such executive officer to the Company. For additional information relating to such indebtedness, see “Interest of Management and Others in Certain Transactions” set forth on page 22 in this Proxy Statement.

(5)	Mr. Connell received this amount for the tax gross up for relocation expenses reimbursed in 2000 and included in his taxable income for 2000.

(6)	Mr. Coleman received this amount for the tax gross up for relocation expenses reimbursed in 2001 and included in his taxable income for 2001.

(7)	Mr. Coleman received this amount from the Company for relocation expenses.

(8)	Mr. Zaleski received this amount for the tax gross up for relocation expenses reimbursed in 2000 and included his taxable income for 2000.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table contains information concerning stock options granted in 2003 to each of the executive officers named in the Summary Compensation Table.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Grant Date Value

Name	Number of Securities Underlying Options/SARs Granted (1) (#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh) (2)	Expiration Date	Grant Date Present Value ($) (3)

Gregory E. Murphy	10,000	6.8	23.235	02/04/13	57,629
Jamie Ochiltree III	7,000	4.8	23.235	02/04/13	40,340
Richard F. Connell	7,000	4.8	23.235	02/04/13	40,340
James W. Coleman, Jr.	5,000	3.4	23.235	02/04/13	28,815
Ronald J. Zaleski	7,000	4.8	23.235	02/04/13	40,340

(1)

The stock options were granted under the Company’s Stock Option Plan III (“the Plan”). The Plan permits the granting of options to all employees and permits the granting of SARs in tandem with any or all stock options. If a SAR is exercised, the employee must surrender the related stock option or portion thereof. Upon exercise of a SAR, payment will be made by the Company in stock, cash, or some combination thereof as a committee appointed by the Board of Directors shall determine at the time of exercise. None of the options granted to the named executive officers in 2003 have SARs attached. Under the terms of the Plan, options or any related SARs, may be granted at no less than fair market value as of the date of grant. They must be exercised within ten years from the date of grant. In the event of any change in the number of outstanding shares of the Common Stock of the Company as a result of a stock dividend, stock split, or other readjustments, the committee appointed by the Board of Directors shall make an appropriate adjustment in the aggregate number of shares which may be subject to stock options granted under the Plan and in the number of shares subject to and the option price of each then outstanding option.

(2)	The options set forth in the table above were granted on February 4, 2003 at an exercise price equal to the fair market value of a share of Common Stock at such date and were immediately exercisable.

(3)

The Black-Scholes option pricing method has been used to calculate the present value as of the date of grant and it is not intended to forecast appreciation, if any, of the Company’s stock price. The present value as of the date of the grant, calculated using the Black-Scholes method, is based on assumptions about future interest rates, expected life of the options, dividend yield and stock price volatility. The risk free interest rate is based on a zero coupon U.S. Government Issue with the same terms and maturity date as the specified option grant. The volatility is based on an estimate of the future price variability of Selective Insurance Group, Inc. (SIGI) stock for a term commensurate with the expected life of the option. There is no assurance that these assumptions will prove to be true in the future. Listed below are the various assumptions that were made with regard to the grants:

Exercise Price	$23.235
Risk Free Interest Rate	3.519
Expected Life of Option	7 Years
Dividend Yield	2.4%
Expected Volatility	25.49%

OPTION AND SAR EXERCISES AND HOLDINGS

The following table sets forth information with respect to each of the executive officers named in the Summary Compensation Table concerning the exercise of options and/or SARs during the last fiscal year and unexercised options and SARs held as of the end of the last fiscal year.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/ SARs at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options/ SARs at Fiscal Year- End ($) (2)

Name	Shares Acquired on Exercise (#)	Value realized ($) (1)	Exercisable/ Unexercisable	Exercisable/ Unexercisable

			46,797/	474,328/
Gregory E. Murphy	4,819	56,792	0	0

			66,929/	829,888/
Jamie Ochiltree III	14,007	241,902	0	0

			19,000/	215,100/
Richard F. Connell	—	—	0	0

			63,300/	801,115/
James W. Coleman, Jr.	3,000	34,125	0	0

			25,000/	287,728/
Ronald J. Zaleski	—	—	0	0

(1)	Value realized represents the difference between the market price on the date of exercise and the option exercise price, multiplied by the number of shares acquired on exercise.

(2)

The value of unexercised in-the-money options equals the difference between the closing market price per share of Common Stock on December 31, 2003, of $32.36, and the option exercise price per share, multiplied by the number of shares underlying the options.

EMPLOYMENT AGREEMENTS

Under an employment agreement with Selective Insurance Company of America (“SICA”) effective August 1, 1995, amended May 1, 1998, May 2, 2000 and August 1, 2001 and in effect through August 1, 2004, Mr. Murphy receives an annual base salary of not less than $550,000 through August 1, 2004. The Board has set Mr. Murphy’s annual base salary for 2004 at $700,000. Under an employment agreement with SICA effective October 31, 1995, amended October 31, 1998, May 2, 2000 and October 31, 2001, and in effect through October 31, 2004, Mr. Ochiltree receives an annual base salary of not less than $290,000 through October 31, 2004. The Board has set Mr. Ochiltree’s annual base salary for 2004 at $374,000. Under an employment agreement with SICA effective August 8, 2000, and amended March 1, 2003, Mr. Connell receives an annual base salary of not less than $300,000 through March 1, 2006. The Board has set Mr. Connell’s annual base salary for 2004 at $330,000. Under an employment agreement with SICA dated May 2, 1997, amended May 2, 2000 and March 1, 2003, Mr. Coleman receives an annual base salary of not less than $294,000 through March 1, 2006. The Board has set Mr. Coleman’s annual base salary for 2004 at $323,400. If any of these executive officers is not reelected to his current position, or if he is terminated without cause, he will be entitled to receive severance pay equal to his salary and certain benefits in effect at the time of his termination of employment for a period of two years after the date of such termination, payable in monthly installments. If he is terminated for cause, he is entitled to receive that portion of his salary earned to the date of his termination and the benefits accrued to him under certain employee benefit plans to the date of such termination, to the extent that such benefits may be payable to him under the provisions of such plans in effect on the date of the termination of his employment. The Company has guaranteed SICA’s performance of all its obligations under the employment agreements.

TERMINATION AGREEMENTS

Messrs. Murphy, Ochiltree, Connell, Coleman, and Zaleski have termination agreements with SICA pursuant to which payments will be made under certain circumstances following a Change in Control of the Company, as defined in the agreements. Mr. Murphy’s agreement is automatically renewable for successive one-year terms each August, unless prior written notice of non-

renewal is given. Mr. Ochiltree’s agreement is automatically renewable for successive one-year terms each October unless prior written notice of non-renewal is given. Mr. Connell’s agreement is effective August 8, 2000 through August 8, 2003, and is thereafter automatically renewable for successive one-year terms each August unless prior written notice of non-renewal is given. Mr. Coleman’s agreement is automatically renewable for successive one-year terms each May unless prior written notice of non-renewal is given. The agreement for Mr. Zaleski is automatically renewable for successive one-year terms each September unless prior written notice of non-renewal is given. Each agreement provides that, in the event of a Change in Control of the Company, SICA shall continue to employ the executive officer in the capacities in which he was serving immediately prior to the Change in Control for a period of three years, commencing on the date on which the Change in Control shall have occurred, which term will be automatically renewed for successive one-year periods unless prior written notice is given. Each agreement provides that if the executive officer’s employment is terminated (as defined in the agreement) after a Change in Control occurs, other than (i) due to the executive officer’s death or retirement, (ii) by SICA for Cause or Disability, or (iii) by the executive officer other than for Good Reason (as such foregoing capitalized terms are defined in the agreement), the executive officer will be entitled to receive earned but unpaid base salary through the date of termination, as well as any incentive compensation benefits or awards that have been accrued, earned, or become payable but which have not been paid, and as severance pay in lieu of any further salary for periods subsequent to the date of termination, an amount in cash equal to his “annualized includible compensation for the base period” (as defined in Section 280G(d)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), multiplied by a factor of 2.99, provided that if any of the payments or benefits provided for in the agreement, together with any other payments or benefits that the executive officer has the right to receive would constitute a “parachute payment” (as defined in Section 280G(b) of the Code), the Company shall pay to the executive officer on a net after-tax basis the greater of (1) the payments and benefits due to the executive officer reduced in order of priority and amount as executive officer shall elect, to the largest amount as will result in no portion of such payments being subject to the excise tax imposed by Section 4999 of the Code or (2) payments and benefits due to the executive officer, plus an amount in cash equal to (x) the amount of such “excess parachute payments” multiplied by (y) twenty (20%) percent. The Company has guaranteed SICA’s performance of all its obligations under the termination agreements.

PENSION PLANS

The Company maintains a noncontributory Retirement Income Plan.  This pension plan covers substantially all employees, including officers. Compensation covered under the plan consists only of basic wages and salaries, not including overtime and bonuses, i.e., only the “Salary” column of the Summary Compensation Table.  If the employee is married, the normal form of benefit is a joint and survivor annuity for the employee and spouse. If the employee elects against such annuity with the spouse’s consent, a single life annuity may be paid. The Company has a nonqualified supplemental pension plan to provide benefits that would have been paid by the qualified plan, but for the limitations imposed by the Internal Revenue Code on the maximum benefits payable and the compensation upon which qualified plan benefits may be calculated.

As of December 31, 2003, the Chairman, President and Chief Executive Officer and the other executive officers named in the Summary Compensation Table had the following credited years of service under the pension plans: Mr. Murphy, 22 years; Mr. Ochiltree, 8 years; Mr. Connell, 2 years; Mr. Coleman, 20 years; and Mr. Zaleski, 3 years.  The plan was amended as of July 1, 2002 and provides for different calculations based on service with the Company as of the date of the amendment.  Two of the four calculations apply to the executive officers named in the Summary Compensation Table.

Table 1 illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of credited service in the form of a single life annuity and prior to any offset for Social Security benefits for participants that were deemed to be in the Transition Group.  Employees who had at least five years of vesting service as of July 1, 2002, and whose age plus years of vesting service equaled or exceeded 55 as of July 1, 2002 qualified for this group.

Monthly plan benefits at normal retirement age are computed by adding two calculations.  The first is the former plan calculation which provides for 2% of “average monthly compensation” (based on the monthly average of the member’s compensation for the 60 months out of the most recent 120 months of employment preceding the member’s termination of employment for which the employee’s compensation is the highest) less 1 3/7% of a social security benefit multiplied by the number of years of benefit service through June 30, 2002 (up to a maximum of 35 years).  The second calculation provides for 1.2% of average monthly compensation (as defined herein) multiplied by the number of years of benefit service after June 30, 2002.

Calculations in this table apply to Mr. Murphy, Mr. Ochiltree and Mr. Coleman.

Table 1	Years of Service

Remuneration	5	10	15	20	25	30	35

200,000	19,200	39,200	59,200	79,200	99,200	119,200	139,200
225,000	21,600	44,100	66,600	89,100	111,600	134,100	156,600
250,000	24,000	49,000	74,000	99,000	124,000	149,000	174,000
275,000	26,400	53,900	81,400	108,900	136,400	163,900	191,400
300,000	28,800	58,800	88,800	118,800	148,800	178,800	208,800
325,000	31,200	63,700	96,200	128,700	161,200	193,700	226,200
350,000	33,600	68,600	103,600	138,600	173,600	208,600	243,600
375,000	36,000	73,500	111,000	148,500	186,000	223,500	261,000
400,000	38,400	78,400	118,400	158,400	198,400	238,400	278,400
425,000	40,800	83,300	125,800	168,300	210,800	253,300	295,800
450,000	43,200	88,200	133,200	178,200	223,200	268,200	313,200
475,000	45,600	93,100	140,600	188,100	235,600	283,100	330,600
500,000	48,000	98,000	148,000	198,000	248,000	298,000	348,000
525,000	50,400	102,900	155,400	207,900	260,400	312,900	365,400
550,000	52,800	107,800	162,800	217,800	272,800	327,800	382,800
575,000	55,200	112,700	170,200	227,700	285,200	342,700	400,200
600,000	57,600	117,600	177,600	237,600	297,600	357,600	417,600
625,000	60,000	122,500	185,000	247,500	310,000	372,500	435,000
650,000	62,400	127,400	192,400	257,400	322,400	387,400	452,400
675,000	64,800	132,300	199,800	267,300	334,800	402,300	469,800
700,000	67,200	137,200	207,200	277,200	347,200	417,200	487,200
725,000	69,600	142,100	214,600	287,100	359,600	432,100	504,600
750,000	72,000	147,000	222,000	297,000	372,000	447,000	522,000
775,000	74,400	151,900	229,400	306,900	384,400	461,900	539,400
800,000	76,800	156,800	236,800	316,800	396,800	476,800	556,800

Table 2 illustrates annual pension benefits, including supplemental benefits, at normal retirement (age 65) for various years of benefit service in the form of a single life annuity and prior to any offset for Social Security benefits for participants that were deemed to be in the Other Group, which means that they were hired by the Company before July 1, 2001 and as of July 1, 2002, had neither (1) attained age 50 and completed 5 years of vesting service, nor (2) completed 25 years of vesting service.

Monthly plan benefits at normal retirement age are computed by comparing two calculations and providing the benefit which is the greater of the two.  The first is the former plan calculation which provides for 2% of “average monthly compensation” (based on the monthly average of the member’s compensation for the 60 months out of the most recent 120 months of employment preceding the member’s termination of employment for which the employee’s compensation is the highest) less 1 3/7% of a social security benefit multiplied by the number of years of benefit service through June 30, 2002 (up to a maximum of 35 years).  The second calculation provides for 1.2% of average monthly compensation (as defined herein) multiplied by all years of benefit service.

Calculations in this table apply to Mr. Connell and Mr. Zaleski.

Table 2	Years of Service

Remuneration	5	10	15	20	25	30	35

200,000	18,000	38,000	58,000	78,000	98,000	118,000	138,000
225,000	20,250	42,750	65,250	87,750	110,250	132,750	155,250
250,000	22,500	47,500	72,500	97,500	122,500	147,500	172,500
275,000	24,750	52,250	79,750	107,250	134,750	162,250	189,750
300,000	27,000	57,000	87,000	117,000	147,000	177,000	207,000
325,000	29,250	61,750	94,250	126,750	159,250	191,750	224,250
350,000	31,500	66,500	101,500	136,500	171,500	206,500	241,500
375,000	33,750	71,250	108,750	146,250	183,750	221,250	258,750
400,000	36,000	76,000	116,000	156,000	196,000	236,000	276,000
425,000	38,250	80,750	123,250	165,750	208,250	250,750	293,250
450,000	40,500	85,500	130,500	175,500	220,500	265,500	310,500
475,000	42,750	90,250	137,750	185,250	232,750	280,250	327,750
500,000	45,000	95,000	145,000	195,000	245,000	295,000	345,000
525,000	47,250	99,750	152,250	204,750	257,250	309,750	362,250
550,000	49,500	104,500	159,500	214,500	269,500	324,500	379,500
575,000	51,750	109,250	166,750	224,250	281,750	339,250	396,750
600,000	54,000	114,000	174,000	234,000	294,000	354,000	414,000
625,000	56,250	118,750	181,250	243,750	306,250	368,750	431,250
650,000	58,500	123,500	188,500	253,500	318,500	383,500	448,500
675,000	60,750	128,250	195,750	263,250	330,750	398,250	465,750
700,000	63,000	133,000	203,000	273,000	343,000	413,000	483,000
725,000	65,250	137,750	210,250	282,750	355,250	427,750	500,250
750,000	67,500	142,500	217,500	292,500	367,500	442,500	517,500
775,000	69,750	147,250	224,750	302,250	379,750	457,250	534,750
800,000	72,000	152,000	232,000	312,000	392,000	472,000	552,000

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information as of December 31, 2003 with respect to compensation plans under which shares of the Company’s common stock may be issued.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted -average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity Compensation plans approved by security holders	1,152,491	$20.49	2,296,410	(1)

Equity Compensation plans not approved by security holders	0	N/A	727,816	(2)

Total	1,152,491	$20.49	3,024,226

(1)

Includes 318,062 shares available for issuance under Selective’s Employee Stock Purchase Plan and 394,000 shares available for issuance under Selective’s Stock Compensation Plan for Non-Employee Directors and 1,584,348 shares available under Stock Option Plan III, which can be issued either as stock options or in the form of restricted stock awards.

(2)	This is the number of shares available for issuance under Selective’s Stock Purchase Plan for Independent Insurance Agents.

Stock Purchase Plan For Independent Insurance Agents

The Plan

The Company’s Board of Directors adopted the Selective Insurance Group Stock Purchase Plan for Independent Insurance Agents (the “Plan”) to motivate persons performing independent insurance agency services for us by enabling them to participate in our long-term growth and success by purchasing shares of the Company’s common stock at a discounted price.  The Plan was originally adopted in May 1989 and was most recently amended on July 24, 2000. The purchase price for shares offered under the Plan is the average of the high and low sale prices of the Company’s common stock quoted on the NASDAQ National Market on the date of purchase, less a discount of 10%.

Eligibility

Each independent insurance agency which is under contract with us to promote and sell our insurance products is eligible to participate in the Plan and to purchase shares of our common stock under the Plan.  Also eligible to purchase shares under the Plan are: the principals, general partners, officers and stockholders of eligible insurance agencies, key employees of eligible insurance agencies designated by the principals, general partners or officers of the agencies, their individual retirement plans, their Keogh plans, and employee benefit plans of eligible insurance agencies.

Restrictions on Shares Purchased under the Plan

Shares purchased under the Plan are restricted for a period of one-year beginning on the date of the day after the purchase.  During this one-year period, shares purchased under this plan cannot be sold, transferred, pledged, assigned or disposed of in any way.

REPORT OF THE SELECTIVE INSURANCE GROUP, INC.
SALARY AND EMPLOYEE BENEFITS COMMITTEE

The Salary and Employee Benefits Committee (the “Committee”) of the Board of Directors is responsible for setting the executive compensation policies of the Company and evaluating the level of compensation of the executive officers of the Company and its subsidiaries relative to the positions and performances of the executive officers.  The Committee’s decisions on executive compensation are subject to the approval of the Board of Directors, except for grants under certain of the Company’s employee benefit plans, which are made solely by the Committee in order for such plans to satisfy the administration requirements of Rule 16b-3 under the Securities Exchange Act of 1934, and Section 162(m) of the Internal Revenue Code. The Committee consists of Messrs. Brown (Chairman), Bauer, Dolan, Herder, and Thebault, all of whom are nonemployee directors, within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m), and are independent directors as defined by the Nasdaq listing standards.  For purposes of this report, the term “Company” means Selective Insurance Group, Inc. and its subsidiaries unless the context otherwise requires.

The Committee’s executive compensation policies are intended to enable the Company to attract and retain qualified executives and compensate them in direct relationship to their accomplishments and levels of responsibility by combining a base salary component with annual bonus and long-term incentive components.  The levels of annual total compensation for executive officers are generally intended to be comparable to the levels of annual total compensation paid to executives with comparable responsibilities in a group of other companies in the insurance industry, while providing for annual and long-term incentives that are subject to the achievement of performance-related goals. The comparison group of companies are identified by the Company as being similar in size and scope to the Company using external surveys. This comparison group of companies in the insurance industry is smaller and more diverse than the group comprising the Company’s peer group for purposes of the performance graph set forth on page 21 in this Proxy Statement.

After determining the levels of compensation for each executive officer as compared with counterparts in the identified industry group, the Committee weighs the executive officer’s performance and level of responsibility and considers such executive officer’s contributions to the achievement of financial and other goals of the Company.  These goals are established in advance and may relate to the executive officer’s performance, the Company’s performance, or both.  Among the criteria used in determining base salaries are: (i) the Company’s financial performance compared to its performance in the prior year, including the Company’s combined ratio (both overall and by lines of insurance), return on equity, results of operations and overall financial condition; (ii) the managerial ability of such executive officer as evaluated by the Committee, taking into account the evaluation of such person by the Chief Executive Officer; and (iii) such officer’s ability to develop personnel within the areas of his or her responsibility for the future operation of the Company. These criteria are the more significant factors used by the Committee in reaching its decisions on executive compensation.  As a result of the individual evaluations, for any particular year the compensation level of each executive officer may be higher or lower than that of comparable executives in the comparison group and may vary each year depending upon the achievement of the individual.

The Committee meets a minimum of four times a year. Changes in the base salary component of executive compensation do not necessarily occur annually, but may occur after a longer period of time.

In addition to the base salary component of executive officers’ compensation, cash payments under the Company’s Annual Cash Incentive Plan (the “ACIP Plan”) may be earned.  Individual cash incentive awards under the ACIP Plan are subject to the achievement of personal objectives established at the beginning of the year by the Chief Executive Officer in the case of executive officers and by the Committee in the case of the Chief Executive Officer and to the achievement of two separate and distinct criteria related to the Company’s performance as established by the Committee at the beginning of the year. The Company performance criteria established by the Committee for 2003 were as follows:  (1) If the Company met certain strategic initiatives which were aimed at commercial lines and personal lines price increases, increase in commercial lines policy count, implementation of a legal expense management system for claims, small business technology initiatives, which included reaching a specified amount of  premium in the service center, completion of phases 1 & 2 of web based CLAS (commercial lines automated system); and growth in the Diversified Insurance Services businesses, then all employees, including the executive officers, could earn 35% of their target incentive percentage as specified in the ACIP Plan; and (2) If the Company also achieved financial targets related to operating income and combined ratio, then all employees, including the executive officers, could earn an additional 65% of their target incentive percentage as specified in the ACIP Plan.

In February 2004, the Committee reviewed each executive officer’s performance evaluation by the Chief Executive Officer, the strategic initiatives and the recommendations of the Chief Executive Officer as to the executive’s achievement and the Company’s achievement of the strategic initiatives and financial targets for 2003 using the criteria described above.  Based upon the Company’s performance in 2003 and the ACIP Plan percentage guidelines, the Committee determined that the Company achieved both the strategic initiatives and the financial targets and that annual cash incentives would be awarded to the Company’s executive officers for the year ended December 31, 2003, in accordance with the ACIP Plan.

The two forms of executive officers’ long-term incentive compensation are stock options (with or without tandem stock appreciation rights) and stock grants under the Company’s Stock Option Plan II (which is no longer issuing new options) and the Company’s Stock Option Plan III, which went into effect upon stockholder approval in May 2002 (the “Plans”).  The Committee believes that stock ownership by management encourages management to enhance stockholder value. Under the current Plan, stock options (with or without tandem stock appreciation rights) granted to executive officers and other employees give optionees the right to purchase shares of the Company’s Common Stock over a ten-year period at the fair market value per share on the date of grant.  Generally, the Committee grants options to executive officers based on their assessment of individual merit, taking into account, among other things  the performance evaluations of such executive officers by the Chief Executive Officer.  The number of options granted at any given time is also determined, in part, by the executive officer’s level of responsibility (i.e., more options are given to employees and executives in positions of greater responsibility), and the date of the last option grant to such person.   In recent years, the Company has generally granted options on an annual basis, but options are not necessarily granted annually to each executive officer.  Grants of stock also provide incentive to the executive officers to enhance stockholder value. Under the Plan, the Committee, in its discretion, may make restricted or unrestricted grants of Common Stock, or grant rights to receive Common Stock, to executive officers and other employees, in addition to, or in substitution for, stock options or stock appreciation rights.  Grants made to executive officers are subject to the attainment of one or more performance-related objectives and other terms and conditions as may be determined by the Committee in its discretion.  In 2003, grants of restricted stock under the Plans were made to all executive officers.  All restricted stock grants to executive officers vest after a period of four years and are subject to the attainment of various predetermined corporate financial goals, such as return on equity or cumulative earnings or premium growth during the vesting period.

On February 4, 2003, the Committee granted Mr. Murphy 20,000 restricted shares of the Company’s Common Stock under the Plan. The shares vest four years after the grant and are subject to the achievement of predetermined corporate performance goals, including fiscal year return on average equity during the vesting period. On the same date, the Committee granted Mr. Murphy a non-qualified stock option to purchase 5,697 shares of the Company’s common stock at an exercise price of grant of $23.235 per share, which was the fair market value on the date of grant, and an incentive stock option to purchase 4,303 shares of the Company’s common stock at an exercise price of $23.235 per share.

The Company intends, to the extent practicable, to preserve deductibility under the Internal Revenue Code for compensation paid to its executive officers while maintaining compensation programs to attract and retain highly qualified executives in a competitive environment.

The Committee’s basis for determining the compensation of the Chief Executive Officer has been substantially the same as those referred to above with respect to the Company’s other executive officers. The Committee seeks to maintain the base salary of the Chief Executive Officer at a level competitive with the mid-range of the base salaries of the chief executive officers of other insurance companies in the Company’s identified comparison group. Mr. Murphy is also eligible to participate in the same employee benefit plans available to the other executive officers of the Company. Mr. Murphy’s cash payment under the ACIP Plan for 2003 reflected both the achievement of his personal objectives established by the Committee and the achievement by the Company of the performance criteria established by the Committee. Mr. Murphy’s overall compensation for 2003 reflected his leadership ability, the fact that the Company achieved its strategic goals for the year, as well as, the overall financial results of the Company.

No Compensation Committee interlocks or insider participation in compensation decisions occurred during the fiscal year ended December 31, 2003.

Submitted by the Salary and Employee Benefits Committee of the Company’s Board of Directors: A. David Brown (Chairman), Paul D. Bauer, William A. Dolan, II, C. Edward Herder, and J. Brian Thebault.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2003, the Salary and Employee Benefits Committee was composed of A. David Brown, Paul D. Bauer, William A. Dolan, II, C. Edward Herder, and J. Brian Thebault. None of these individuals were employed as officers or employees of the Company. No executive officer of the Company served on the compensation committee of another entity or as a director of another entity, one of whose executive officers served on the Salary and Employee Benefits Committee.

REPORT OF THE SELECTIVE INSURANCE GROUP, INC. AUDIT COMMITTEE

The Audit Committee is composed of five independent directors and acts under a written charter approved by the Board of Directors. A copy of the Charter is attached hereto as Exhibit A, and can also be found in the Corporate Governance section of the Company’s website at www.selective.com The members of the Audit Committee are Messrs. Bauer, McClellan, Rockart and Thebault, and Ms. Lamm-Tennant (Chairperson), each of whom is independent as defined by the National Association of Securities Dealers, Inc. listing standards. The Board of Directors has determined that Mr. Paul D. Bauer is an “audit committee financial expert” in accordance with SEC rules and regulations.

The Audit Committee oversees the Company’s financial reporting process and internal controls on behalf of the Board of Directors. The Audit Committee supervises the relationship between the Company and its independent auditors, including making decisions with respect to their appointment, retention or removal, reviewing the scope of their audit services, approving significant non-audit services, and confirming the independence of the independent auditors.

Management has primary responsibility for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon.

In fulfilling its responsibilities, the Committee has periodically met and held discussions with management, the independent auditors and appropriate Company financial personnel. The Committee reviewed the Company’s consolidated financial statements for the year ended December 31, 2003, and the report of the independent auditors with respect to such financial statements and has discussed them with management and the independent auditors. Management represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

Management further represented to the Committee that they have reviewed the Company’s disclosure controls and procedures and that management believes those controls are effective.

The Committee discussed with the independent auditors matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, the Committee has also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors their independence.

Based on the review, discussions and representations referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company’s Board of Directors: Joan M. Lamm-Tennant (Chairperson), Paul D. Bauer, S. Griffin McClellan III, John F. Rockart, and J. Brian Thebault.

FEES TO INDEPENDENT AUDITORS

The following table is a summary of the fees billed to the Company by KPMG LLP, the Company’s independent auditors, for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:

Fee Category	Fiscal 2003 Fees	Fiscal 2002 Fees

Audit Fees(1)	$646,000.00	$495,000.00
Audit Related Fees(2)	151,000.00	158,000.00
Tax Fees	0.00	0.00
All other fees	0.00	0.00

(1) Audit Fees consisted of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements.

(2) Audit Related Fees consisted primarily of statutory audits on the financial statements of the Company’s insurance subsidiaries and audits of the employee benefit plans, the independent actuarial review and reserve opinion.

All audit and audit related services were pre-approved by the Audit Committee, which concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s Pre-Approval Policy provides for pre-approval of audit and audit-related services specifically described by the Committee on an annual basis. There were no tax services or non-audit related services rendered by KPMG LLP. Any such services in the future would also be required to be pre-approved by the Audit Committee on an individual engagement basis. The policy further authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS

The following graph demonstrates a five-year comparison of cumulative total returns for the Company, the Nasdaq Stock Market (U.S. companies), and the Fire, Marine and Casualty insurers (Nasdaq Market).

$220
$210
$200
$190
$180
$170
$160
$150
$140
$130
$120
$110
$100
$90
$80
$70
$60
$50
184.5
122.1
91.7
12/31/1998
12/31/1999
12/29/2000
12/31/2001
12/31/2002
12/31/2003

Legend

Symbol	CRSP Total Returns Index for:	12/1998	12/1999	12/2000	12/2001	12/2002	12/2003
——— ■	Selective Insurance Group, Inc.	100.0	88.1	128.6	118.2	140.3	184.5
— — — ★	Nasdaq Stock Market (US Companies)	100.0	185.4	111.8	88.7	61.3	91.7
- - - - ▲	NASDAQ Stocks (SIC 6330−6339 US Companies) Fire, Marine, and Casualty Insurance	100.0	75.2	97.9	100.0	102.5	122.1

Notes:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B. The indexes are reweighted daily, using the market capitalization on the previous trading day.
C. If the monthly interval, based on the fiscal year−end, is not a trading day, the preceding trading day is used.
D. The index level for all series was set to $100.0 on 12/31/1998.

1. The graph was prepared by the Center for Research in Security Prices (“CRSP”). The NASDAQ Stock Market index includes all U.S. Companies in NASDAQ and the published industry index includes 68 NASDAQ Company stocks in SIC Major Group 633 (SIC 6330-6339 U.S. fire, marine and casualty insurance). A complete list of these companies may be obtained from CRSP at the University of Chicago Graduate School of Business, 725 South Wells Street, Suite 800, Chicago, Illinois, 60637; (773) 834-4606. CRSP reweighs the indices daily, using the market capitalization on the previous trading day.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

William M. Rue, a director of the Company, is President and owner of more than a 5% equity interest in Chas. E. Rue & Sons, Inc., a general insurance agency, which received $1.6 million in commissions during 2003 for insurance policies placed with the Company’s subsidiaries in the normal course of business. In addition, during 2003, the Company’s insurance subsidiaries purchased insurance coverages with premiums of $1.3 million through the agency. Chas. E. Rue & Sons, Inc. owns 20% of PL, LLC, which is an insurance fund administrator that places reinsurance through a subsidiary of the Company. In 2003, $0.1 million in reinsurance commissions were paid to PL, LLC. The foregoing relationship has existed during the past fiscal year, and the Company intends to continue its relationship with Chas. E. Rue & Sons, Inc.

On December 16, 1994, Messrs. Murphy and Ochiltree, each of whom is an executive officer of the Company, incurred certain indebtedness to the Company in connection with their respective exercises of nonqualified stock options granted on such date under the Company’s Stock Option Plan II. Such loans were made by the Company to such officers and certain other employees in order to encourage such employees to exercise their options and thus to align further their interests with those of the stockholders through greater stock ownership. The principal amounts of such loans to Messrs. Murphy and Ochiltree were $105,395 and $197,000, respectively. These loans bear no interest and are due in 2005. Principal amounts outstanding as of February 29, 2004 were $31,615 and $59,100 for Messrs. Murphy and Ochiltree, respectively. These loans are grandfathered under Sarbanes-Oxley Act.

On August 7, 1998, Messrs. Murphy, Coleman and Ochiltree incurred certain indebtedness to the Company in connection with the purchase of the Company’s Common Stock on the open market. Loans were made by the Company to senior management and certain other officers in order to encourage greater ownership of Common Stock. The principal amounts of such loans to Messrs. Murphy, Coleman and Ochiltree were $162,495, $83,196 and $98,799, respectively. These loans bear an annual interest rate of 2.5% and are due in 2009. Principal amounts outstanding as of February 29, 2004 were $94,247, $48,254 and $57,303 for Messrs. Murphy, Coleman and Ochiltree, respectively. These loans are grandfathered under Sarbanes-Oxley Act.

STOCKHOLDER PROPOSALS AND NOMINATIONS

Stockholder Proposals to be Considered For Inclusion in Proxy Materials
Any stockholder desiring to submit a proposal for inclusion in the Proxy Statement relating to the 2005 Annual Meeting of Stockholders to be held on or about April 26, 2005, must submit the proposal in writing and it must be received at the Company’s headquarters at Branchville, New Jersey 07890, Attention: Corporate Secretary, on or before November 29, 2004, for determination of eligibility in accordance with the rules and regulations of the Securities and Exchange Commission (Rule 14a-8 under the Securities Exchange Act of 1934).

Notice of Matters to be Brought Before Annual Meeting
Under the Company’s By-Laws, if a stockholder wishes to bring a matter before the meeting or if a stockholder wants to nominate at the meeting a person for election to our board of directors at the meeting, the stockholder must follow the procedures outlined in Section 3B of the Company’s By-Laws. A copy of the By-Laws, which covers those matters, is available without charge to stockholders of record upon written request to the Corporate Secretary at 40 Wantage Avenue, Branchville, NJ 07890. These procedures are separate from the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

One of the procedural requirements in the By-Laws is timely notice in writing of the business the stockholder proposes to bring before the meeting and/or the nomination the stockholder proposes to make at the meeting. Notice of business proposed to be brought before the 2005 annual meeting and/or director nominations proposed to be made at the 2005 annual meeting must be received by the Corporate Secretary no earlier than December 29, 2004 and no later than January 28, 2005.

The notice for business that the stockholder proposes to bring before the meeting must be a proper matter for stockholder action and must describe:
•	the business proposed to be brought before the meeting;
•	the reasons for conducting the business at the meeting;
•	any material interest of the stockholder in the business;
•	the beneficial owner, if any, on whose behalf the proposal is made;
•	the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and
•	the class and number of shares which are owned beneficially and of record by the stockholder and the beneficial owner.

The notice for a nomination the stockholder proposes to make at the meeting must describe:
•

all information relating to each person whom the stockholder proposes to nominate for election as a director as would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if so elected);

•	the name and address of the stockholder giving the notice, as they appear on our books, and of the beneficial owner of those shares; and
•	the class and number of shares which are owned beneficially and of record by the stockholder and the beneficial owner.

STOCKHOLDER COMMUNICATION WITH THE BOARD

The Board of Directors has provided the means by which Stockholders may send communications to the Board or to individual members of the Board. Such communications may be made by letter or e-mail and should be directed to the Secretary of the Company who will forward them to the intended recipients. However, unsolicited advertisements or invitations to conferences or promotional material, in the discretion of the Secretary may not be forwarded. The communications can be mailed to the attention of: Michele N. Schumacher, Esq., Vice President, Corporate Secretary & Corporate Governance Officer at Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, NJ 07890; or e-mailed to Ms. Schumacher at: corporate.governance@selective.com

FINANCIAL STATEMENTS AND OTHER INFORMATION

Consolidated financial statements for the Company and its subsidiaries and the report thereon of KPMG LLP are included in the 2003 Annual Report to Stockholders. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission, excluding exhibits, will be provided without charge to stockholders upon written request to the Executive Vice President and Chief Financial Officer, Selective Insurance Group, Inc., 40 Wantage Avenue, Branchville, New Jersey 07890. The Form 10-K provided to stockholders will include only a list of exhibits to the Form 10-K. Exhibits will be furnished to stockholders upon request and upon payment of reproduction and mailing expenses.

ACCOUNTANTS

The Company has engaged the services of KPMG LLP as its principal independent accountants for 2004. The Company anticipates making no change in its selection and a representative of that firm is expected to be available at the Annual Meeting of Stockholders to respond to appropriate questions and to make a statement if such representative so desires.

EXHIBIT A

THE AUDIT COMMITTEE CHARTER
SELECTIVE INSURANCE GROUP, INC.

Amended: February 2004

SELECTIVE INSURANCE GROUP, INC.
THE AUDIT COMMITTEE CHARTER

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (“the Board”) of Selective Insurance Group, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The purpose of the Committee is to monitor the integrity of the financial statements of the Company; the compliance by the Company with legal and regulatory requirements; the independence and qualifications of the Company’s independent auditors; and the performance of the internal auditors and independent auditors.

This document is to provide direction and guidance to govern the activities of the Audit Committee.

A.     COMPOSITION

The Committee shall be composed of three or more directors who shall be appointed by the Board on recommendation of the Company’s Corporate Governance Committee. One of the members of the Committee shall be elected Chairman by the Board of Directors. The Chairman shall conduct and preside at each meeting of the Committee. If the Chairman is not present, the members of the Committee may designate a Chair by majority vote of the Committee membership. Each Committee member must meet (i) the independence requirements of the Nasdaq listing standards; (ii) the independence requirements of Section 10A(m)(3) of the Securities and Exchange Act of 1934 (the “Exchange Act”) and (iii) the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, all of the members of the Committee will be directors who:

1.	Have no relationship to the Company or its subsidiaries that may interfere with the exercise of their independence from management and the Company;

2.	Are not affiliates of the Company, other than as a Board or Committee member;

3.	Do not receive consulting, advisory or other compensatory fees from the Company or any of its subsidiaries, other than as a Board or Committee member; and

4.	Are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

In addition, at least one member of the Committee will be an audit committee financial expert as defined by the rules and regulations of the SEC.

B.     DUTIES AND RESPONSIBILITIES

The Audit Committee is an oversight committee and is responsible to the Board of Directors and the Stockholders of the Corporation to perform its duties as set forth in this Charter. It may be appropriate for the Committee to make recommendations to Management from time to time concerning operations or subjects for review and study. It is not the function of the Committee to act in a managerial capacity.

The Committee shall discharge its responsibilities and shall assess the information provided by the Company’s management and the independent auditors in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements

In meeting its responsibilities the Committee is entitled to rely on the information obtained from the Company’s Internal Audit Director, General Counsel, Corporate Management, and the independent auditors.

The Audit Committee’s primary duties and responsibilities are:

•	The sole authority and responsibility to appoint, determine the compensation of, retention and oversight of the work of the Company’s independent auditors.

•	Take appropriate steps to ensure the independence of the Company’s independent auditors and the internal auditing department.

•	Pre-approve in accordance with applicable Nasdaq market rules and SEC rules and regulations, all audit, audit-related and permissible non-audit services by the independent auditor.

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

•

To establish procedures to receive, retain and address complaints regarding accounting, internal accounting controls and auditing matters, including procedures for employees’ confidential, anonymous submissions of concerns regarding questionable accounting or auditing matters.

•	Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

•	Monitor compliance with legal and regulatory requirements.

•	Review the replacement, reassignment or dismissal of the Internal Audit Director or the independent auditors.

•

Prior to the release of earnings and prior to filing or distribution of the Company’s quarterly financial statements, review and discuss with the Company’s management and the independent auditors the Company’s quarterly financial results, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

•

Prior to filing or distribution of the Company’s annual audited financial statements, review and discuss with the Company’s management and the independent auditors the Company’s annual financial results, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

•

Based on review and discussions with management and the independent auditors, the Committee will advise the Board whether it recommends that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

•	Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures.

•	Discuss with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61.

•

Receive and review annually the written statement and disclosures from the independent auditors required by the Independence Standards Board Standard No. 1 and discuss with the independent auditors their independence and all relationships between the independent auditors and the Company that may impact the objectivity and independence of the independent auditors.

Authority

In carrying out its duties, the Committee shall have broad latitude to (a) review any aspect of Corporate activity and (b) when appropriate, direct any independent investigations or reviews concerning matters relating to the Company’s financial statements, internal controls, compliance with the law or business ethics.

The Committee is authorized to retain, at the expense of the Company, independent legal, accounting, or other consultants or experts it deems necessary in the performance of its duties or to assist it in the conduct of any investigation.

The Company shall provide any and all funding requested by the Committee to enable the Committee to carry out its duties and responsibilities.

The ultimate goal shall be to ensure that the Company’s assets are adequately safeguarded and are being properly utilized to further the goals and objectives of the Company.

C.     MEETINGS

The Committee shall hold at least four quarterly meetings each year. The presence of a majority of Committee members at any meeting shall constitute a quorum. The Director of Internal Audit shall furnish the Committee with copies of all audit reports and responses issued since the prior meeting. The Internal Audit Director shall prepare an agenda for each meeting of the Committee. The agenda and all materials to be reviewed at the meetings will be forwarded to the Committee prior to the scheduled meeting date. Any recommended changes to the agenda will be forwarded to the Internal Audit Director prior to the meeting.

Special meetings of the Committee may be held at anytime deemed necessary by the Board of Directors, the Audit Committee Chairman or a majority of the Committee members. Management may request the Board or the Committee Chairman to call a special meeting of the Committee. Also, the General Counsel, any member of the Internal Audit Department, and the independent auditors shall have private access to the Committee as desired.

Members of the Committee and the Director of Internal Audit are expected to be present at all meetings. At each regular meeting, time shall be allowed for the Committee to have the following:

a)	A meeting with the Director of Internal Audit,
b)	A meeting with Management Representatives,
c)	A meeting with representatives from the Legal Department,
d)	A meeting with the independent auditors

D.     MINUTES AND REPORTING

The Director of Internal Audit shall prepare draft minutes of each Committee meeting and submit them for approval to the Audit Committee Chairman. These minutes shall document the activities of the meeting.

After review by the Audit Committee Chairman, such minutes shall be distributed to all Audit Committee members and request that comments be made within a reasonable time after each meeting. These minutes shall be then finalized and sent to the Company’s Corporate Secretary for permanent filing in the Company’s minute book after approval by the Committee.

At the regular Board of Directors meeting next following a Committee meeting, the Audit Committee Chairman or Auditor shall make a full report to the Board concerning the activities and conclusions of the Audit Committee.

It shall be the responsibility of the Audit Committee Chairman to keep the Chief Executive Officer of the Company informed promptly of the deliberations and conclusions of the Committee to the extent appropriate.

E.     OVERSIGHT OF INDEPENDENT AUDITORS

The independent auditors shall report directly to the Audit Committee and the Audit Committee, as the representatives, with the Board of Directors of the Company, of the shareholders of the Company, shall have sole and direct responsibility for overseeing the independent auditors, including resolution of disagreements between Company management and the independent auditors regarding financial reporting. The Audit Committee shall from time to time as appropriate obtain and review the reports required to be made by the independent auditor regarding:

•	Critical accounting policies and practices.

•

Alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	Other material written communications between the independent auditor and Company management.

At least annually, the Audit Committee shall obtain and review a report by the independent auditors describing:

•	the firm’s internal quality control procedures; and

•

any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

The Audit Committee shall take appropriate action to oversee the independence of the independent auditors, and shall actively engage in dialogue with the independent auditors concerning any disclosed relationships or services that might impact the objectivity and independent of the auditors.

F.      REVIEW OF THE INTERNAL AUDIT DEPARTMENT

The Committee will review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit department. The review includes a review of all internal audit reports, and management’s responses to the reports. The Committee is also responsible to review the appointment or dismissal of the Director of Internal Audit.

G.     REVIEW OF COMMITTEE PROCEDURES AND THIS CHARTER

The Committee shall review its procedures and reassess the adequacy of this Charter at least annually and recommend to the Board appropriate changes to this Charter.

Annually, the Committee will prepare a report to shareholders as required by the SEC which should be included in the Company’s annual Proxy Statement.

Selective Insurance Group, Inc. 40 Wantage Avenue Branchville, New Jersey 07890 973-948-3000 http://www.selective.com

SELECTIVE INSURANCE GROUP, INC.

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8079 EDISON, NJ 08818-8079

Your vote is important. Please vote immediately.
Vote by Internet			Vote by Telephone
1. 2.	Log on to the Internet and go to http://www.eproxyvote.com/sigi Follow the easy steps outlined on the secured website.	OR	1. 2.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683) Follow the easy recorded instructions.

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒	Please mark your votes as in this example.						9061

	This Proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the Election of Directors.

The Board recommends a vote FOR Item 1.

1.	Election of Directors. (Please see reverse)				Nominees for Terms Expiring in 2007:	02.	In their discretion upon such other matters as may properly come before the meeting.
		FOR	WITHHELD		01. C. Edward Herder
	FOR			WITHHELD	02. Gregory E. Murphy
	ALL			FROM ALL	03. William M. Rue
	NOMINEES			NOMINEES

	For all nominees except as written above

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature: ________________________ Date: ___________ Signature: _______________________________ Date: __________

NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET

VOTE BY TELEPHONE	VOTE BY INTERNET	VOTE BY MAIL
Call TOLL-FREE using a	Access the WEBSITE	Return your proxy in the
Touch Tone phone	and cast your vote	POSTAGE-PAID
1-877-PRX-VOTE	http://www.eproxyvote.com/sigi	envelope provided.
1-877-779-8683

Your telephone or Internet vote must be received by midnight eastern time on April 27, 2004 to be counted in the final tabulation.

VOTE BY TELEPHONE
Have your proxy card available when you call the Toll-Free number 1-877-779-8683 using a Touch-Tone phone.You will be prompted to enter your voter control number and then you can follow the prompts that will be presented to you to record your vote.

VOTE BY INTERNET
Have your proxy card available when you access the website http://www.eproxyvote.com/sigi.You will be prompted to enter your voter control number and then you can follow the prompts that will be presented to you to record your vote.

VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage paid envelope provided or return it to: Selective Insurance Group, Inc., c/o EquiServe Trust Company, N.A., P.O. Box 8079, Edison NJ 08818-8079.

TO CHANGE YOUR VOTE
You may revoke your proxy by giving proper written notice of revocation to the Corporate Secretary of the Company before your proxy is exercised. Any subsequent vote, by any means, will change your prior vote. For example, if you voted by telephone, a subsequent Internet vote will change your vote. The last vote received before midnight eastern time, April 27, 2004 will be the one counted. You may also change your vote by voting in person at the Annual Meeting.

DETACH HERE

SELECTIVE INSURANCE GROUP, INC.

Proxy Solicited on Behalf of the Board of Directors of

Selective Insurance Group, Inc. for Annual Meeting of Stockholders, April 28, 2004
P
R O X Y

The undersigned, a stockholder of Selective Insurance Group, Inc. (the “Company”) hereby constitutes and appoints Paul D. Bauer, Joan M. Lamm-Tennant, and William M. Kearns, Jr. and/or any one or more of them (with full power of substitution and the full power to act without the others or other), proxies to vote all the shares of the Common Stock of Selective Insurance Group, Inc. registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 28, 2004 at 11:00 a.m. in the auditorium at the headquarters of the Company at 40 Wantage Avenue, Branchville, New Jersey, and at any adjournment thereof.

Specify your choices by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this proxy, submit a proxy by telephone or through the Internet, or attend the meeting and vote by ballot.